UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2010
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2010, Royal Mines And Minerals Corp. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Golden Anvil, SA de CV (“Golden Anvil”). The Loan Agreement covers $600,000 advanced by the Company to Golden Anvil to permit Golden Anvil to refurbish and relocate its mineral processing plant in Nayarit, Mexico which concentrates ores from Golden Anvil’s mineral property. Concentrates from Golden Anvil are processed at the Company’s facility in Phoenix, Arizona.

The loan bears no interest and matures on December 31, 2011.

Golden Anvil has agreed to grant security over its equipment and mineral claims to secure the indebtedness under the Loan Agreement. The Company is in the final stages of negotiating a memorandum of understanding with Golden Anvil to joint venture the concentrating plant and mineral claims. In the event that a joint venture is successfully concluded, which is not assured, the loan to Golden Anvil may be converted into a contribution by the Company to the joint venture.

A copy of the Loan Agreement is attached hereto as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Loan Agreement between Royal Mines And Minerals Corp. (Lender) and Golden Anvil, SA de CV (Borrower).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.

Date: August 31, 2010
	By:	/s/ Jason S. Mitchell
JASON S. MITCHELL
Chief Financial Officer